As Filed With the Securities and Exchange Commission on May 25, 2023
Registration No.333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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Exact Sciences Corporation
(Exact name of registrant as specified in its charter)

Delaware	02-0478229
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

5505 Endeavor Lane
Madison, WI 53719
(608) 284-5700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________

Jeffrey T. Elliott
Chief Financial Officer
Exact Sciences Corporation
5505 Endeavor Lane
Madison, WI 53719
(608) 284-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________

Please send copies of all communications to:

James Herriott Senior Vice President, General Counsel, and Secretary Exact Sciences Corporation 5505 Endeavor Lane Madison, WI 53719 (608) 284-5700	Mark R. Busch Patrick J. Rogers K&L Gates LLP 300 South Tryon Street, Suite 1000 Charlotte, N.C. 28202 (704) 331-7440

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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark if the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐
Smaller reporting company ☐	Emerging growth company ☐	(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(A)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement contains two prospectuses:
•A base prospectus which covers the offering, issuance and sale by us of the securities identified below from time to time in one or more offerings; and
•A resale prospectus covering the resale from time to time by the selling shareholders named in such resale prospectus of up to 4,661,883 shares of our common stock, par value of $0.01.

The base prospectus immediately follows this explanatory note. The specific terms of any other securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The resale prospectus immediately follows the base prospectus.

EXACT SCIENCES CORPORATION
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
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This prospectus relates to common stock, preferred stock, debt securities, warrants and rights that Exact Sciences Corporation may sell from time to time in one or more offerings on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.
Our common stock trades on the Nasdaq Stock Market under the symbol “EXAS.” On May 22, 2023, the last reported sale price for our common stock was $83.61 per share.
These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.
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INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY SUCH PROSPECTUS SUPPLEMENT. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
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The date of this prospectus is May 25, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special consideration that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.
Unless the context otherwise requires, the terms the “Company,” “we,” “us,” “our” or similar terms and “Exact” refer to Exact Sciences Corporation, together with its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov. Our web site is located at www.exactsciences.com. The information contained on our web site is not part of this prospectus.
We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Secretary, 5505 Endeavor Lane, Madison, WI 53719 or you may call us at (608) 535-8815.

INCORPORATION BY REFERENCE
This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 21, 2023;
•Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 9, 2023;
•Current Reports on Form 8-K filed with the SEC on March 1, 2023, March 3, 2023, and March 17, 2023;
•the portions of our Definitive Proxy Statement on Schedule 14A filed on April 26, 2023 that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and
•The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on December 26, 2000, including any amendment or reports filed for the purpose of updating such description.
To the extent that any information contained in any report on Form 8-K or 8-K/A, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.
You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

FORWARD-LOOKING STATEMENTS
Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “aim,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “future,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. All statements other than statements of historical facts included in this prospectus and the information incorporated by reference herein regarding our strategies, prospects, expectations, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results; our strategies, positioning, resources, capabilities and expectations for future events or performance; and the anticipated benefits of our acquisitions, including estimated synergies and other financial impacts. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results, conditions and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; our reliance upon certain suppliers, including suppliers that are the sole source of certain products; the willingness of health insurance companies and other payers to cover our products and services and adequately reimburse us for such products and services; the amount and nature of competition for our products and services; the effects of any judicial, executive or legislative action affecting us or the healthcare system; recommendations, guidelines and quality metrics issued by various organizations regarding cancer screening or our products and services; our ability to successfully develop new products and services and assess potential market opportunities; our ability to effectively enter into and utilize strategic partnerships and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to obtain and maintain regulatory approvals and comply with applicable regulations; the results of our validation studies and clinical trials, including the risks that the results of future studies and trials may differ materially from the results of previously completed studies and trials; our ability to manage an international business and our expectations regarding our international expansion and opportunities; our ability to raise the capital necessary to support our operations or meet our payment obligations under our indebtedness; the potential effects of changing macroeconomic conditions, including the effects of inflation and interest rate and foreign currency exchange rate fluctuations and any such efforts to hedge such effects; our ability to efficiently and flexibly manage our business amid uncertainties related to the coronavirus (“COVID-19”) pandemic; the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses’ operations or the divestiture of business operations will be greater than expected and the possibility that integration or divestiture efforts will disrupt our business and strain management time and resources; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings; our ability to retain and hire key personnel; and the impact of labor shortages, turnover, and labor cost increases and those risks and uncertainties included in this prospectus under the caption “Risk Factors,” and those risks and uncertainties described in the documents incorporated by reference into this prospectus. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.
The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

THE COMPANY
Overview
Exact Sciences Corporation (together with its subsidiaries, “Exact,” “we,” “us,” “our” or the “Company”) is a leading, global, advanced cancer diagnostics company. We have developed some of the most impactful tests in cancer diagnostics, and are currently working to bring new, innovative cancer tests to patients throughout the world.

Our Screening Tests
Cologuard Test
Colorectal cancer is the second leading cause of cancer deaths in the United States (“U.S.”) and the leading cause of cancer deaths in the U.S. among non-smokers. Each year in the U.S., there are approximately 153,000 new cases of colorectal cancer and approximately 53,000 deaths. It is widely accepted that colorectal cancer is among the most preventable, yet least prevented cancers.
Our flagship screening product, the Cologuard test, is a patient-friendly, non-invasive stool-based DNA (“sDNA”) screening test that utilizes a multi-target approach to detect DNA and hemoglobin biomarkers associated with colorectal cancer and pre-cancer. Upon approval by the U.S. Food and Drug Administration (“FDA”) in August 2014, our Cologuard test became the first and only FDA-approved sDNA non-invasive colorectal cancer screening test. Our Cologuard test is now indicated for average risk adults 45 years of age and older.
Clinical Genetic Testing
We provide more than 5,000 predefined genetic tests for nearly all clinically relevant genes, additional custom panels, and comprehensive germline, whole exome (“PGxome®”), and whole genome (“PGnome®”) sequencing tests.
Our hereditary cancer test, RiskguardTM, helps people understand their inherited risk of cancer, arming them with critical information to make better treatment decisions.
Our Precision Oncology Tests
Our Oncotype® portfolio delivers actionable genomic insights to inform prognosis and cancer treatment after a diagnosis. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. The Oncotype DX test is recognized as the standard of care and is included in all major breast cancer treatment guidelines. The OncoExTra test applies comprehensive tumor profiling, utilizing whole exome and whole transcriptome sequencing, to aid in therapy selection for patients with advanced, metastatic, refractory, relapsed, or recurrent cancer. With an extensive panel of approximately 20,000 genes and 169 introns, the OncoExTra test is one of the most comprehensive genomic (DNA) and transcriptomic (RNA) panels available today. We enable patients to take a more active role in their cancer care and makes it easy for providers to order tests, interpret results, and personalize medicine by applying real-world evidence and guideline recommendations.
International Business Background and Products
We now commercialize or plan to commercialize our Oncotype tests internationally through employees in Canada, Japan and eight European countries, as well as through exclusive distribution agreements. We have provided our Oncotype tests in more than 90 countries outside of the U.S. We do not offer our Cologuard test or COVID-19 testing outside of the U.S.
Pipeline Research and Development
Our research and development efforts are focused on developing new products and enhancing existing products to address unmet cancer needs and expand the clinical utility and addressable patient populations for our existing tests. We expect to advance liquid biopsy through biomarker discovery and validation in tissue, blood, or other fluids and to leverage recent business development activities to accelerate our leadership in earlier cancer detection and treatment guidance. We are pursuing the following opportunities:
•Colorectal Cancer Screening. We are seeking to improve our Cologuard test’s performance characteristics, focusing on reducing the false positive rate of the test. In January 2022, we and Mayo Foundation for Medical Education and Research (“Mayo”) presented data at the American Society of Clinical Oncology Gastrointestinal Cancers Symposium showing overall sensitivity of 95% for colorectal cancer at specificity of 92%. In December of 2022, we finished enrollment of our multi-center, prospective BLUE-C study, which we expect to support FDA approval of our enhanced

Cologuard test. We are also working to develop a blood-based screening test for colorectal cancer as a second-line option for people who haven't been screened with more accurate methods.
•Multi-Cancer Early Detection ("MCED") Test Development. We are currently seeking to develop a MCED test to help detect many different types of cancer from a single blood draw. In September 2022, we presented data at the European Society for Medical Oncology (“ESMO”) Congress from a biomarker validation study, which demonstrated the ability to detect cancer signals from 15 organ sites with a mean sensitivity of 61% and mean specificity of 98.2%. The multi-biomarker approach detected stage I and stage II cancers with a combined sensitivity of 38.7%. A larger case-control study is underway to further validate the results shared at ESMO and to determine the final design of the MCED test. We will then begin recruiting patients for the FDA registrational Study of All comeRs (“SOAR”) trial, which we expect to be the largest prospective, interventional MCED trial ever conducted in the United States.
•Molecular Residual Disease ("MRD") Test Development. We plan to offer a tumor-informed MRD test to help detect small amounts of tumor DNA that may remain in patients’ blood after they have undergone initial cancer treatment. This test will help patients and oncologists understand the success of initial treatment and monitor for cancer recurrence. Our goal is to support all patients in MRD and recurrence monitoring, whether there is access to tumor tissue to inform patient-specific biomarker targets or no access to tissue and a predefined biomarker panel is used. We are currently evaluating different technological approaches, including a tumor-agnostic platform, and have presented promising early data.
Research and development, which includes our clinical study programs, accounts for a material portion of our operating expenses. As we seek to enhance our product portfolio and advance our pipeline, we expect that our research and development expenditures will continue to increase.
COVID-19 Testing Business
In late March 2020, we began providing COVID-19 testing. We have partnered with various customers, including the State of Wisconsin Department of Health Services, to administer testing. Customers are responsible for employing trained personnel to collect specimens. Specimens are sent to our laboratory in Madison, Wisconsin, where we run the assay in our laboratories and provide test results to ordering providers. As public health impacts of COVID-19 evolve, we intend to periodically reassess offering COVID-19 testing. We expect that demand for our COVID-19 testing services will continue to decline over time as the pandemic abates and government funding for COVID-19 testing services is reduced.
Corporate Information
We were incorporated in the State of Delaware on February 10, 1995. Our principal executive offices are located at 5505 Endeavor Lane, Madison, Wisconsin 53719. Our telephone number is (608) 284-5700. Our Internet website address is www.exactsciences.com. The information contained on, or that can be accessed through, our website is neither a part of, nor incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, and you should not consider information on our website to be part of this prospectus or the registration statement of which this prospectus forms a part.

USE OF PROCEEDS
We currently intend to use the estimated net proceeds from the sale of these securities for general corporate and working capital purposes, including to fund expansion of our commercialization activities and to fund our product development efforts. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

AUTHORIZED CAPITAL STOCK
Our Certificate of Incorporation currently provides us the authority to issue 400,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2023, 179,830,145 shares of our common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

DESCRIPTION OF SECURITIES WE MAY OFFER
We may issue from time to time, in one or more offerings, the following securities:
•shares of common stock;
•shares of preferred stock;
•debt securities, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities;
•warrants for the purchase of debt securities, preferred stock or common stock; and
•rights to purchase our debt securities, common stock, preferred stock or other securities.
Set forth below is a general description of the securities that may be offered under this prospectus. We will set forth in the applicable prospectus supplement and/or free writing prospectus a specific description of the securities that are offered under this prospectus. The terms of the offering of our common stock, preferred stock or any such other securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.
We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of any such underwriters, dealers or agents, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

DESCRIPTION OF COMMON STOCK WE MAY OFFER
The following summary description of our common stock is based on the provisions of our certificate of incorporation and by-laws and the applicable provisions of the General Corporation Law of the State of Delaware. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our certificate of incorporation, by-laws and the General Corporation Law of the State of Delaware. For information on how to obtain copies of our certificate of incorporation and by-laws, see the discussion above under the heading “Where You Can Find More Information.”
We may offer our common stock issuable upon the conversion of debt securities or preferred stock and upon the exercise of warrants.
Voting Rights
Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.
Dividend and Liquidation Rights
The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. The shares of our common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or subscription rights to purchase any securities of Exact and no sinking fund provisions apply to our common stock. Upon the liquidation, dissolution or winding up of Exact, the holders of our common stock are entitled to receive pro rata the assets of Exact which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.
We have never paid any cash dividends on our common stock.

Fully Paid and Non-Assessable
All outstanding shares of our common stock are fully paid and non-assessable.
Nasdaq Listing
Our common stock is listed on the Nasdaq Stock Market under the symbol “EXAS.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER
This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to our certificate of incorporation, with respect to each series of preferred stock. The specific terms of any series will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by our certificate of incorporation and by the certificate of designations relating to that series. We will file the certificate of designations with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.
Authorized Preferred Stock
We may issue preferred stock from time to time in one or more series, without shareholder approval, when authorized by our board of directors.
Upon issuance of a particular series of preferred stock, our board of directors is authorized, to specify:
•the number of shares to be included in the series;
•the annual dividend rate for the series, if any, and any restrictions or conditions on the payment of dividends;
•the redemption price, if any, and the terms and conditions of redemption;
•any sinking fund provisions for the purchase or redemption of the series;
•if the series is convertible, the terms and conditions of conversion;
•the amounts payable to holders upon our liquidation, dissolution or winding up; and
•any other rights, preferences and limitations relating to the series, including voting rights.
Our board of directors’ ability to authorize, without shareholder approval, the issuance of preferred stock with conversion and other rights, may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.
No shares of our preferred stock are currently issued and outstanding.
Specific Terms of a Series of Preferred Stock
The preferred stock we may offer will be issued in one or more series. The preferred stock will have the dividend, liquidation, redemption and voting rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:
•the designations and stated value per share;
•the number of shares offered;
•the amount of liquidation preference per share;
•the public offering price at which the preferred stock will be issued;
•the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•any redemption or sinking fund provisions;
•any conversion or exchange rights; and
•any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.
Rank
Unless otherwise stated in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our certificate of incorporation so permits.
Dividends
Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.
Convertibility
Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.
Redemption
The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.
Liquidation
Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Exact, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting
The holders of preferred stock of each series will have no voting rights, except as required by law and as described below or in a prospectus supplement. Our board of directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion.
Without the affirmative vote of a majority of the shares of preferred stock of any series then outstanding, we may not:
•increase or decrease the aggregate number of authorized shares of that series;
•increase or decrease the par value of the shares of that series; or
•alter or change the powers, preferences or special rights of the shares of that series so as to affect them adversely.

No Other Rights
The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:
•as discussed above or in the prospectus supplement;
•as provided in our certificate of incorporation and in the certificate of designations; and
•as otherwise required by law.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
General
The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of Exact Sciences Corporation, to be issued in one or more series, which may include either senior debt securities, subordinated debt securities or senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.
Debt securities and any guarantees that we may issue will be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which the debt securities are issued as supplemented by any supplemental indenture applicable to the debt securities. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.
THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES THE RIGHTS OF A HOLDER OF THE DEBT SECURITIES.
Information You Will Find in the Prospectus Supplement
The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:
•the title and denominations of the debt securities of the series;
•any limit on the aggregate principal amount of the debt securities of the series;
•the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;
•the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;
•the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;
•the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;
•the place or places where the principal and interest on the series of debt securities will be payable;
•the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;
•the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;
•if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;
•if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;
•any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;
•the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;
•the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;
•whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;
•any addition to or change in the events of default with respect to the debt securities of the series;
•the identity of any trustees, authenticating or paying agents, transfer agents or registrars;
•the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;
•the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination; and
•any other terms of the debt securities of the series which are not prohibited by the indenture.
Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement.
Senior Debt
We may issue senior debt securities under the indenture. Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.
Subordinated Debt
We may issue subordinated debt securities under the indenture. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.
If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of a recent date.
Senior Subordinated Debt
We may issue senior subordinated debt securities under the indenture. These senior subordinated debt securities will be, to the extent and in the manner set forth in the applicable indenture supplement, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt.

Interest Rate
Debt securities that bear interest will do so at a fixed rate or a variable rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:
•any discounted debt securities; and
•any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.
Registered Global Securities
We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depository or with a nominee for a depository identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:
•by the depository for the registered global security to a nominee of the depository;
•by a nominee of the depository to the depository or another nominee of the depository; and
•by the depository or any nominee to a successor of the depository or a nominee of the successor.
The prospectus supplement relating to a series of debt securities will describe the specific terms of the depository arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depository arrangements.
Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depository. These persons are referred to as “participants.” Any underwriters, agents or dealers participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depository for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.
The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.
So long as the depository, or its nominee, is the registered owner of a registered global security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
•may not have the debt securities represented by a registered global security registered in their names;
•will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and
•will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.
We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
Payment of Interest on and Principal of Registered Global Securities
We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depository or its nominee to the depository or its nominee as the registered owner of the registered global security. None of Exact Sciences Corporation, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:
•any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security; or
•maintaining, supervising, or reviewing any records relating to beneficial ownership interests.
We expect that the depository, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depository’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.
Exchange of Registered Global Securities
We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:
•the depository for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Securities Exchange Act or 1934, as amended; and
•we do not appoint a successor depository within 90 days.
In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.
Covenants by Exact Sciences Corporation
The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.
Events of Default
Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:
•failure to pay when due any interest on any debt security of that series, continued for 30 days;
•failure to pay when due the principal of, or premium, if any, on, any debt security of that series;

•failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;
•certain events of bankruptcy, insolvency or similar proceedings affecting us; and
•any other event of default specified in any supplemental indenture under which such series of debt securities is issued.
Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.
After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.
No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, the trustee for 60 days after its receipt of such notice, request and the offer of indemnity has failed to institute any such proceedings, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.
Supplemental Indentures
We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:
•to add guarantees to or secure any series of debt securities;
•to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;
•to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;
•to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;
•to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;
•to add to or change any of the provisions of the indenture to supplement any of the provisions of the indenture in order to permit the defeasance and discharge of any series of debt securities pursuant to the indenture, so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;
•to evidence and provide for the acceptance of appointment by a successor or separate trustee; and
•to establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.
With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.
Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:
•change the final maturity of the principal of, or any installment of interest on, any debt securities;
•reduce the principal amount of any debt securities or the rate of interest on any debt securities;
•change the currency in which any debt securities are payable;
•impair the right of the holders to conduct a proceeding for any remedy available to the trustee;
•reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;
•modify the ranking or priority of the securities; or
•reduce any premium payable upon the redemption of any debt securities.
Satisfaction and Discharge of the Indenture; Defeasance
Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.
In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.
Mergers, Consolidations and Certain Sales of Assets
Unless otherwise indicated in the applicable prospectus supplement, while we have outstanding debt securities, we may not:
•consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or
•sell, convey, transfer or otherwise dispose of all or substantially all of our assets to any other person or entity, unless:
•the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;
•immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and
•we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.
The phrase “substantially all” of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “substantially all” of our assets has occurred.
Governing Law
The indenture and the debt securities will be governed by the laws of the State of New York.
No Personal Liability of Directors, Officers, Employees and Shareholders
No director, officer, incorporator or shareholder of Exact Sciences Corporation, as such, shall have any liability for any obligations of Exact Sciences Corporation under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, incorporator or shareholder of Exact Sciences Corporation. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.
Conversion or Exchange Rights
Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:
•the conversion or exchange price;
•the conversion or exchange period;
•provisions regarding our ability or that of the holder to convert or exchange the debt securities;
•events requiring adjustment to the conversion or exchange price; and
•provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee
The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.
The indenture contains limitations on the right of the trustee, should it become a creditor of Exact Sciences Corporation, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.

DESCRIPTION OF WARRANTS WE MAY OFFER
We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Any issue of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement which we will file with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue any warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•the currency or currencies (including composite currencies) in which the price of such warrants may be payable;
•the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
•the price at which the securities purchasable upon exercise of such warrants may be purchased;
•the date on which the right to exercise such warrants will commence and the date on which such right shall expire;
•any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•information with respect to book-entry procedures, if any; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.
The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.
Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.
Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF RIGHTS WE MAY OFFER
We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.
The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.
The specific terms of any rights offered will be set forth in a rights agreement and the rights certificate, as applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find More Information” and “Incorporation by Reference” above for information on how to obtain a copy of a document when it is filed.
The applicable prospectus supplement or free writing prospectus may describe:
•in the case of a distribution of rights to our shareholders, the date of determining the shareholders entitled to the rights distribution;
•in the case of a distribution of rights to our shareholders, the number of rights issued or to be issued to each shareholder;
•the exercise price payable for the underlying debt securities, common stock, preferred stock or other securities upon the exercise of the rights;
•the number and terms of the underlying debt securities, common stock, preferred stock or other securities which may be purchased per each right;
•the extent to which the rights are transferable;
•the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;
•the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
•if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and
•any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.
The provisions described in this section, as well as those described under “- Description of Debt Securities We May Offer,” “- Description of Common Stock We May Offer” and “- Description of Preferred Stock We May Offer” above, will apply, as applicable, to any rights we offer.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BY-LAWS
The following paragraphs regarding certain provisions of the Delaware General Corporation Law (“DGCL"), our certificate of incorporation, and our by-laws are summaries of the material terms thereof and do not purport to be complete. We urge you to read the applicable prospectus supplements, any related free writing prospectuses related to a security that we may offer under this prospectus, the DGCL, and our certificate of incorporation and by-laws. Copies of the certificate of incorporation and by-laws are on file with the SEC as exhibits to filings previously made by us. See “Where You Can Find More Information.”
General
The provisions of the DGCL, and our certificate of incorporation and by-laws could have the effect of discouraging others from attempting an unsolicited offer to acquire our company. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without any further vote or action by our shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Actions at Meetings of Shareholders; Special Meeting of Shareholders and Advance Notice Requirements for Shareholder Proposals
Our certificate of incorporation and by-laws require that any action required or permitted to be taken by our shareholders must be effected at a duly called annual or special meeting of the shareholders and may not be effected by a consent in writing. Our certificate of incorporation and by-laws also provide that special meetings of shareholders may be called from time to time only by a majority of our board of directors, our president or the chairman of the board for the purpose specified in the notice of meeting. In addition, the by-laws provide that candidates for director may be nominated and other business brought before an annual meeting only by the Board of Directors or by a shareholder who gives written notice to us not less than 90 days, nor more than 120 days, prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions. Such shareholder’s notice must set forth certain information required by the by-laws. These provisions may have the effect of deterring unsolicited offers to acquire our company or delaying shareholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.
Delaware Business Combination Statute
We must comply with Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner or certain other exceptions are met. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by shareholders.

Other Supermajority Voting Requirements
In addition to the supermajority requirement for certain business combinations discussed above, our certificate of incorporation and by-laws also contain other supermajority requirements, including:
•the affirmative vote of the holders of 75% or more of the voting power of the shares of our then outstanding voting stock, voting together as a single class, is required to amend or repeal, or adopt any provisions in our certificate of incorporation inconsistent with certain designated provisions relating to (1) reducing or eliminating the number of authorized shares of common stock or preferred stock, (2) the rights of common stock and the issuance of preferred stock, (3) the perpetual existence of the Company, (4) the management of the business and the conduct of affairs of the Company, (5) our board of directors, (6) fiduciary obligations of directors, (7) our board's evaluation of tender offers, exchange offers and business combinations, (8) indemnification of certain indemnitees of the Company and (9) amendments to our certificate of incorporation's amendment provisions;
•an affirmative vote of the holders of 80% of the shares of the capital stock of the Company issued and outstanding and entitled to vote at any regular or special meeting of shareholders is required for shareholders to amend our by-laws, as long as notice of such amendment is stated in the notice in the case of a special meeting; and
•the affirmative vote of the holders of 75% of the votes which all the shareholders would be entitled to cast at any annual election of directors or class of directors is required by our by-laws to amend or repeal the provision prohibiting shareholder action by written consent.
Classified Board of Directors
Our certificate of incorporation and by-laws provide that our board of directors is divided into three classes of directors serving staggered three-year terms. Each class, to the extent possible, will be equal in number. Each class holds office until the third annual shareholders’ meeting for election of directors following the most recent election of such class. Our board of directors is seeking shareholder approval of an amendment to our certificate of incorporation to declassify the board of directors at our 2023 Annual Shareholders Meeting, which is scheduled to occur on June 8, 2023.
Directors, and Not Shareholders, Fix the Size of Our Board
Our certificate of incorporation and by-laws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors, but in no event will it consist of less than three directors.
Board Vacancies to Be Filled by Remaining Directors
Under our certificate of incorporation and by-laws, any vacancy on the board of directors created by any reason prior to the expiration of the term in which the vacancy occurs will be filled by a majority of the remaining directors, even if less than a quorum, unless and until such vacancy is filled by our shareholders. A director elected to fill a vacancy will be elected for the unexpired term of his or her predecessor.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale.  The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement.  We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.  The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.
We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.  The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement.  We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.
We may enter into agreements with underwriters to sell our securities. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.  Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law.  Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.
Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.  Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.
If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.  The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities.  These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids.  Over-allotment involves sales in excess of the offering size, which creates a short position.  Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions.  These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be.  These transactions, if commenced, may be discontinued by the underwriters at any time.
Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market.  Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for any such securities.  The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.  Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act.  With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of our shares of common stock.

LEGAL MATTERS

The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by K&L Gates LLP, Charlotte, North Carolina 28202. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS
 The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

EXACT SCIENCES CORPORATION
4,661,883 Shares of Common Stock
_____________________________________________________________________________
This prospectus relates to the resale of up to 4,661,883 shares of our common stock, par value $0.01 per share, from time to time in one or more offerings by the selling shareholders identified in this prospectus. We will not receive any proceeds from the resale of any of the shares being registered hereby.
In March 2023, we issued $572,993,000 principal amount of our 2.0% Senior Convertible Notes due 2030 (the “Notes”) in private offerings, pursuant to an indenture date as of January 17, 2018 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee, as supplemented by the fourth supplemental indenture dated as of March 1, 2023, (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). Under certain circumstances, we may issue shares of our common stock upon the conversion of the Notes. In those circumstances, the recipients of such common stock registered hereby, to whom we refer as the selling shareholders (which term as used herein includes their respective pledgees, donees, assignees, transferees, distributees or other successors-in-interest), may use this prospectus to offer and resell from time to time the shares of common stock issued to them upon the conversion of the Notes.
The selling shareholders may sell all or part of their shares registered hereby in public transactions or in privately negotiated transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling shareholders. We provide more information about how the selling shareholders may sell, transfer or otherwise dispose of their shares of common stock in the “Plan of Distribution” section of this prospectus.
Our common stock is listed on the Nasdaq Stock Market under the symbol “EXAS.” On May 22, 2023, the last reported sale price of our common stock on the Nasdaq Stock Market was $83.61.
_____________________________________________________________________________
Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading "Risk Factors" on page 6 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
_____________________________________________________________________________
The date of this prospectus is May 25, 2023.

ABOUT THIS PROSPECTUS
This prospectus provides you with a general description of the 4,661,883 shares of our common stock that the selling shareholders may offer. You should read this prospectus together with any additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We have not authorized, and no selling shareholder has authorized, anyone else to provide you with different or additional information. No offer of the shares is being made in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information in this prospectus, or any document incorporated by reference herein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read the entire prospectus, as well as the documents incorporated by reference herein before making an investment decision.
The industry and market data and other statistical information contained in this prospectus and the documents incorporated by reference herein are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus or the documents incorporated by reference herein were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.
This prospectus and the documents incorporated by reference herein contain trademarks, tradenames and service marks that are our property or the property of licensors or other third parties. Solely for convenience, such trademarks and tradenames may appear without any “™” or “®” symbol. However, failure to include such symbols is not intended to suggest, in any way, that we will not assert our rights or the rights of any applicable licensor or other third party to such trademarks, tradenames and service marks.
References in this prospectus to “Exact”, the “Company”, “we”, “us” and “our” are to Exact Sciences Corporation and its subsidiaries.

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FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “aim,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “future,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. All statements other than statements of historical facts included in this prospectus and the information incorporated by reference herein regarding our strategies, prospects, expectations, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results; our strategies, positioning, resources, capabilities and expectations for future events or performance; and the anticipated benefits of our acquisitions, including estimated synergies and other financial impacts. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results, conditions and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.
Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; our reliance upon certain suppliers, including suppliers that are the sole source of certain products; the willingness of health insurance companies and other payers to cover our products and services and adequately reimburse us for such products and services; the amount and nature of competition for our products and services; the effects of any judicial, executive or legislative action affecting us or the healthcare system; recommendations, guidelines and quality metrics issued by various organizations regarding cancer screening or our products and services; our ability to successfully develop new products and services and assess potential market opportunities; our ability to effectively enter into and utilize strategic partnerships and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to obtain and maintain regulatory approvals and comply with applicable regulations; the results of our validation studies and clinical trials, including the risks that the results of future studies and trials may differ materially from the results of previously completed studies and trials; our ability to manage an international business and our expectations regarding our international expansion and opportunities; our ability to raise the capital necessary to support our operations or meet our payment obligations under our indebtedness; the potential effects of changing macroeconomic conditions, including the effects of inflation and interest rate and foreign currency exchange rate fluctuations and any such efforts to hedge such effects; our ability to efficiently and flexibly manage our business amid uncertainties related to the coronavirus (“COVID-19”) pandemic; the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses’ operations or the divestiture of business operations will be greater than expected and the possibility that integration or divestiture efforts will disrupt our business and strain management time and resources; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings; our ability to retain and hire key personnel; and the impact of labor shortages, turnover, and labor cost increases and those risks and uncertainties included in this prospectus under the caption “Risk Factors,” and those risks and uncertainties described in the documents incorporated by reference into this prospectus. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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SUMMARY
This summary highlights important features of this offering and selected information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus, including the risk factors, as well as the information incorporated by reference in this prospectus, carefully, before making an investment decision.
Overview
Exact Sciences Corporation (together with its subsidiaries, “Exact,” “we,” “us,” “our” or the “Company”) is a leading, global, advanced cancer diagnostics company. We have developed some of the most impactful tests in cancer diagnostics, and are currently working to bring new, innovative cancer tests to patients throughout the world.
Our Screening Tests
Cologuard Test
Colorectal cancer is the second leading cause of cancer deaths in the United States (“U.S.”) and the leading cause of cancer deaths in the U.S. among non-smokers. Each year in the U.S., there are approximately 153,000 new cases of colorectal cancer and approximately 53,000 deaths. It is widely accepted that colorectal cancer is among the most preventable, yet least prevented cancers.
Our flagship screening product, the Cologuard test, is a patient-friendly, non-invasive stool-based DNA (“sDNA”) screening test that utilizes a multi-target approach to detect DNA and hemoglobin biomarkers associated with colorectal cancer and pre-cancer. Upon approval by the U.S. Food and Drug Administration (“FDA”) in August 2014, our Cologuard test became the first and only FDA-approved sDNA non-invasive colorectal cancer screening test. Our Cologuard test is now indicated for average risk adults 45 years of age and older.
Clinical Genetic Testing
We provide more than 5,000 predefined genetic tests for nearly all clinically relevant genes, additional custom panels, and comprehensive germline, whole exome (“PGxome®”), and whole genome (“PGnome®”) sequencing tests.
Our hereditary cancer test, RiskguardTM, helps people understand their inherited risk of cancer, arming them with critical information to make better treatment decisions.
Our Precision Oncology Tests
Our Oncotype® portfolio delivers actionable genomic insights to inform prognosis and cancer treatment after a diagnosis. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. The Oncotype DX test is recognized as the standard of care and is included in all major breast cancer treatment guidelines. The OncoExTra test applies comprehensive tumor profiling, utilizing whole exome and whole transcriptome sequencing, to aid in therapy selection for patients with advanced, metastatic, refractory, relapsed, or recurrent cancer. With an extensive panel of approximately 20,000 genes and 169 introns, the OncoExTra test is one of the most comprehensive genomic (DNA) and transcriptomic (RNA) panels available today. We enable patients to take a more active role in their cancer care and makes it easy for providers to order tests, interpret results, and personalize medicine by applying real-world evidence and guideline recommendations.
International Business Background and Products
We now commercialize or plan to commercialize our Oncotype tests internationally through employees in Canada, Japan and eight European countries, as well as through exclusive distribution agreements. We have provided our Oncotype tests in more than 90 countries outside of the U.S. We do not offer our Cologuard test or COVID-19 testing outside of the U.S.

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Pipeline Research and Development
Our research and development efforts are focused on developing new products and enhancing existing products to address unmet cancer needs and expand the clinical utility and addressable patient populations for our existing tests. We expect to advance liquid biopsy through biomarker discovery and validation in tissue, blood, or other fluids and to leverage recent business development activities to accelerate our leadership in earlier cancer detection and treatment guidance. We are pursuing the following opportunities:
•Colorectal Cancer Screening. We are seeking to improve our Cologuard test’s performance characteristics, focusing on reducing the false positive rate of the test. In January 2022, we and Mayo Foundation for Medical Education and Research (“Mayo”) presented data at the American Society of Clinical Oncology Gastrointestinal Cancers Symposium showing overall sensitivity of 95% for colorectal cancer at specificity of 92%. In December of 2022, we finished enrollment of our multi-center, prospective BLUE-C study, which we expect to support FDA approval of our enhanced Cologuard test. We are also working to develop a blood-based screening test for colorectal cancer as a second-line option for people who haven't been screened with more accurate methods.
•MCED Test Development. We are currently seeking to develop a MCED test to help detect many different types of cancer from a single blood draw. In September 2022, we presented data at the European Society for Medical Oncology (“ESMO”) Congress from a biomarker validation study, which demonstrated the ability to detect cancer signals from 15 organ sites with a mean sensitivity of 61% and mean specificity of 98.2%. The multi-biomarker approach detected stage I and stage II cancers with a combined sensitivity of 38.7%. A larger case-control study is underway to further validate the results shared at ESMO and to determine the final design of the MCED test. We will then begin recruiting patients for the FDA registrational Study of All comeRs (“SOAR”) trial, which we expect to be the largest prospective, interventional MCED trial ever conducted in the United States.
•MRD Test Development. We plan to offer a tumor-informed MRD test to help detect small amounts of tumor DNA that may remain in patients’ blood after they have undergone initial cancer treatment. This test will help patients and oncologists understand the success of initial treatment and monitor for cancer recurrence. Our goal is to support all patients in MRD and recurrence monitoring, whether there is access to tumor tissue to inform patient-specific biomarker targets or no access to tissue and a predefined biomarker panel is used. We are currently evaluating different technological approaches, including a tumor-agnostic platform, and have presented promising early data.
Research and development, which includes our clinical study programs, accounts for a material portion of our operating expenses. As we seek to enhance our product portfolio and advance our pipeline, we expect that our research and development expenditures will continue to increase.
COVID-19 Testing Business
In late March 2020, we began providing COVID-19 testing. We have partnered with various customers, including the State of Wisconsin Department of Health Services, to administer testing. Customers are responsible for employing trained personnel to collect specimens. Specimens are sent to our laboratory in Madison, Wisconsin, where we run the assay in our laboratories and provide test results to ordering providers. As public health impacts of COVID-19 evolve, we intend to periodically reassess offering COVID-19 testing. We expect that demand for our COVID-19 testing services will continue to decline over time as the pandemic abates and government funding for COVID-19 testing services is reduced.
Corporate Information
We were incorporated in the State of Delaware on February 10, 1995. Our principal executive offices are located at 5505 Endeavor Lane, Madison, Wisconsin 53719. Our telephone number is (608) 284-5700. Our Internet website address is www.exactsciences.com. The information contained on, or that can be accessed through, our website is neither a part of, nor incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, and you should not consider information on our website to be part of this prospectus or the registration statement of which this prospectus forms a part.

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THE OFFERING
Common Stock Offered by Selling Stockholders:	Up to 4,661,883 shares
Use of Proceeds:	We will not receive any proceeds from the sale of our shares of common stock by the selling stockholders.
Risk Factors:	Investing in our common stock involves risks. See “Risk Factors” and other information contained herein or otherwise incorporated by reference herein before deciding to invest in shares of our common stock.
Nasdaq Stock Market Symbol:	“EXAS.”
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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks and other information described in, or incorporated by reference into, this prospectus, including the risks and uncertainties discussed in the "Risk Factors" sections in this prospectus, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein in their entirety. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks incorporated by reference herein occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

USE OF PROCEEDS
The selling shareholders will make offers and sales pursuant to this prospectus. We will not receive any of the proceeds of such offerings. The selling shareholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services, or any other expenses they incur in disposing of their shares. We will incur certain expenses in connection with the registration with the SEC of the shares of our common stock to be sold by the selling shareholders.

DESCRIPTION OF COMMON STOCK
The following summary description of our common stock is based on the provisions of our certificate of incorporation and by-laws and the applicable provisions of the General Corporation Law of the State of Delaware. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our certificate of incorporation, by-laws and the General Corporation Law of the State of Delaware. For information on how to obtain copies of our certificate of incorporation and by-laws, see the discussion below under the heading “Where You Can Find More Information.”
General
Our Certificate of Incorporation currently provides us the authority to issue 400,000,000 shares of common stock, par value $0.01 per share. As of May 22, 2023, 180,475,294 shares of our common stock were issued and outstanding.
Voting Rights
Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.
Dividend and Liquidation Rights
The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. The shares of our common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or subscription rights to purchase any securities of Exact and no sinking fund provisions apply to our common stock. Upon the liquidation, dissolution or winding up of Exact, the holders of our common stock are entitled to receive pro rata the assets of Exact which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.
We have never paid any cash dividends on our common stock.
Fully Paid and Non-Assessable
All outstanding shares of our common stock are fully paid and non-assessable.
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Nasdaq Listing
Our common stock is listed on the Nasdaq Stock Market under the symbol “EXAS.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC.

Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and By-Laws
The following paragraphs regarding certain provisions of the Delaware General Corporation Law (“DGCL”), our certificate of incorporation, and our by-laws are summaries of the material terms thereof and do not purport to be complete. The provisions of the DGCL, and our certificate of incorporation and by-laws could have the effect of discouraging others from attempting an unsolicited offer to acquire our company. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without any further vote or action by our shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Actions at Meetings of Shareholders; Special Meeting of Shareholders and Advance Notice Requirements for Shareholder Proposals
Our certificate of incorporation and by-laws require that any action required or permitted to be taken by our shareholders must be effected at a duly called annual or special meeting of the shareholders and may not be effected by a consent in writing. Our certificate of incorporation and by-laws also provide that special meetings of shareholders may be called from time to time only by a majority of our board of directors, our president or the chairman of the board for the purpose specified in the notice of meeting. In addition, the by-laws provide that candidates for director may be nominated and other business brought before an annual meeting only by the Board of Directors or by a shareholder who gives written notice to us not less than 90 days, nor more than 120 days, prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions. Such shareholder’s notice must set forth certain information required by the by-laws. These provisions may have the effect of deterring unsolicited offers to acquire our company or delaying shareholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.
Delaware Business Combination Statute
We must comply with Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner or certain other exceptions are met. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by shareholders.
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Other Supermajority Voting Requirements
In addition to the supermajority requirement for certain business combinations discussed above, our certificate of incorporation and by-laws also contain other supermajority requirements, including:
•the affirmative vote of the holders of 75% or more of the voting power of the shares of our then outstanding voting stock, voting together as a single class, is required to amend or repeal, or adopt any provisions in our certificate of incorporation inconsistent with certain designated provisions relating to (1) reducing or eliminating the number of authorized shares of common stock or preferred stock, (2) the rights of common stock and the issuance of preferred stock, (3) the perpetual existence of the Company, (4) the management of the business and the conduct of affairs of the Company, (5) our board of directors, (6) fiduciary obligations of directors, (7) our board's evaluation of tender offers, exchange offers and business combinations, (8) indemnification of certain indemnitees of the Company and (9) amendments to our certificate of incorporation's amendment provisions;
•an affirmative vote of the holders of 80% of the shares of the capital stock of the Company issued and outstanding and entitled to vote at any regular or special meeting of shareholders is required for shareholders to amend our by-laws, as long as notice of such amendment is stated in the notice in the case of a special meeting; and
•the affirmative vote of the holders of 75% of the votes which all the shareholders would be entitled to cast at any annual election of directors or class of directors is required by our by-laws to amend or repeal the provision prohibiting shareholder action by written consent.
Classified Board of Directors
Our certificate of incorporation and by-laws provide that our board of directors is divided into three classes of directors serving staggered three-year terms. Each class, to the extent possible, will be equal in number. Each class holds office until the third annual shareholders’ meeting for election of directors following the most recent election of such class. Our board of directors is seeking shareholder approval of an amendment to our certificate of incorporation to declassify the board of directors at our 2023 Annual Shareholders’ Meeting, which is scheduled to occur on June 8, 2023.
Directors, and Not Shareholders, Fix the Size of Our Board
Our certificate of incorporation and by-laws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by our board of directors, but in no event will it consist of less than three directors.
Board Vacancies to Be Filled by Remaining Directors
Under our certificate of incorporation and by-laws, any vacancy on the board of directors created by any reason prior to the expiration of the term in which the vacancy occurs will be filled by a majority of the remaining directors, even if less than a quorum, unless and until such vacancy is filled by our shareholders. A director elected to fill a vacancy will be elected for the unexpired term of his or her predecessor.

SELLING SHAREHOLDERS
This prospectus relates to the resale of up to 4,661,883 shares of our common stock that may be sold by the selling shareholders set forth herein.
Our Notes were originally issued in transactions exempt from the registration requirements of the Securities Act to “qualified institutional buyers” as defined by Rule 144A under the Securities Act. The selling shareholders, including their transferees, pledgees, donees and successors, may from time to time offer and sell pursuant to this prospectus any or all of the shares of our common stock that we may issue upon the conversion of the Notes. The table below sets forth the number of shares of our common stock that would become beneficially owned by each selling shareholder should we issue our common stock that may be offered pursuant to this prospectus upon conversion of the Notes at the initial conversion rate. The selling shareholders may offer all, some or none of the shares of our common stock registered hereby that we may issue upon the conversion of the Notes. Accordingly, we cannot estimate the number of shares of our common stock that will be held by the selling shareholders upon consummation of any of these sales. See the section of this prospectus captioned “Plan of
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Distribution” for additional information. For purposes of the table below, we assume that the selling shareholders will sell all their shares of common stock covered by this prospectus.
The principal amount of Notes and number of shares of common stock owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, the selling shareholders’ beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days after May 10, 2023 (as used in this section, the “Determination Date”), through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person.
The number of shares of our common stock issuable upon the conversion of the Notes shown in the table below assumes conversion of the full amount of notes held by each selling shareholder at the initial conversion rate of 12.3724 shares of our common stock per $1,000 principal amount of notes and a cash payment in lieu of any fractional share. The conversion rate is subject to adjustment in certain events, including, but not limited to, the issuance of certain stock dividends or distributions on our common stock, the issuance of certain rights, options or warrants, share splits or share combinations, distributions of capital stock, indebtedness or other assets or property, cash dividends in excess of certain amounts, and certain tender or exchange offers by us. Additionally, holders of the Notes who convert their Notes in connection with a “make-whole fundamental change” (as defined in the Indenture), will, under certain circumstances, be entitled to an increase in the conversion rate. Accordingly, the number of shares of our common stock issued upon the conversion of the Notes may increase or decrease from time to time. Except as otherwise indicated, the number of shares of our common stock owned by the selling shareholders or any future transferee from any such holder assumes that they do not beneficially own any shares of common stock other than the common stock that we may issue to them upon the conversion of the Notes. The principal amount of Notes or number of shares of Common Stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

	Principal Amount of Notes Owned Prior to Offering	Principal Amount of Notes Beneficially Owned upon Completion of this Offering (1)	Shares of Common Stock Beneficially Owned Prior to this Offering (2)	Shares of Common Stock Registered Hereby (3)	Shares of Common Stock Beneficially owned After this Offering (4)	Percentage of Common Stock Beneficially Owned upon Completion of this Offering (5)
Selling Shareholder
Selling shareholders who beneficially own, in the aggregate, less than 1% of our outstanding common stock	$376,797,000.00	$0	16,000	4,661,883	16,000	*
______________
* Less than 1%
(1) Assumes that all of the Notes are converted to shares of the Company’s common stock prior to the completion of this offering and that no additional Notes are purchased or otherwise acquired.
(2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock underlying options or warrants currently exercisable, or exercisable within 60 days of the Determination Date, are deemed outstanding for purposes of computing the beneficial ownership of the person holding such options or warrants but are not deemed outstanding for computing the beneficial ownership of any other person. Does not include shares issuable upon conversion of the Notes, which are not convertible within 60 days without the satisfaction of contingencies outside of the control of the holders of the Notes.
(3) Assumes (i) the issuance of the number of shares issuable upon conversion of or in respect of the Notes at the initial conversion rate (does not include shares issuable as payment of accrued interest, as make-whole payments, or in connection with qualifying fundamental changes) and (ii) no fractional shares of our common stock will be issued upon conversion of Notes.
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(4) Assumes all of the shares of common stock to be registered on this prospectus are sold in the offering, that shares of common stock beneficially owned by the selling shareholders but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares of common stock are purchased or otherwise acquired.
(5) Percentages are based on the 180,404,699 shares of common stock issued and outstanding as of the Determination Date. Shares of our common stock subject to options, warrants or conversion rights that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Determination Date, are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options, warrants or conversion rights, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

PLAN OF DISTRIBUTION
The shares of our common stock covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes pledgees, donees, assignees, transferees, distributees or other successors-in-interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer. A selling shareholder may decide to sell all or a portion of the shares offered by it pursuant to this prospectus or may decide not to sell any shares under this prospectus. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges in any market or trading facility on which the shares are traded, or in the over-the-counter market or otherwise, at fixed prices, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling shareholders may sell their shares by one or more of, or a combination of, the following methods:
•sales on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•in the over-the-counter market;
•through one or more underwritten offerings on a firm commitment or best efforts basis;
•an exchange distribution in accordance with the rules of the applicable exchange;
•in privately negotiated transactions;
•“at the market” or through market makers or into an existing market for the shares;
•through in-kind distributions by a selling shareholder or its successor-in-interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and
•any other method permitted pursuant to applicable law.
In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The selling shareholders may transfer, devise or gift such shares by other means not described in this prospectus.
The selling shareholders may elect to make in-kind distributions of their shares of common stock to their respective members, general or limited partners or shareholders. To the extent that such members, partners, or shareholders are not affiliates of ours, such members, partners, or shareholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.
The aggregate proceeds to the selling shareholders from the sale of the shares of our common stock offered by them will be the purchase price of the shares less discounts or commissions, if any. We will not receive any of the proceeds from this offering.
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To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders may also pledge or grant a security interest in shares to a broker-dealer, other financial institution or other person, and, upon a default such pledgee or secured parties may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, the selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
If any underwriters or agents are utilized in the sale of the shares in respect of which this prospectus is delivered, we and the applicable selling shareholders will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in a prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
In order to facilitate the offering of the shares, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the shares. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, the shares in the open market. Finally, in any offering of the shares through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the shares in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the shares above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We have agreed to indemnify the selling shareholders, any underwriter (as defined in the Securities Act) for any selling shareholder and such shareholder’s officers, directors, employees, partners, members, agents (including brokers) and other representatives against certain losses, claims, damages and liabilities, including under the Securities Act. We may be
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indemnified by the selling shareholders against certain losses, claims, damages and liabilities, including under the Securities Act, which may arise from information furnished to us by the selling shareholders for use in this prospectus.

LEGAL MATTERS

The validity of the shares of common stock to be offered hereby has been passed upon for us by K&L Gates LLP, Charlotte, North Carolina.

EXPERTS
 The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual reports, quarterly reports, current reports and proxy statements and other information with the SEC under the Exchange Act. You may access and read our SEC filings, including the registration statement of which this prospectus is a part and all of the exhibits to it, at the SEC’s website located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.
Our web site is located at www.exactsciences.com. The information contained on, or that can be accessed through, our website is neither a part of, nor incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, and you should not consider information on our website to be part of this prospectus or the registration statement of which this prospectus forms a part.
We have filed a registration statement, of which this prospectus is a part, and related exhibits with the SEC under the Securities Act. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and its exhibits and schedules.
We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated by reference herein or therein other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Secretary, 5505 Endeavor Lane, Madison, WI 53719 or you may call us at (608) 535-8815.

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INCORPORATION BY REFERENCE
This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Exchange Act. This means we are disclosing important information to you by referring you to those documents. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) from the date of this prospectus until the offering is terminated:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 21, 2023;
•Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 9, 2023;
•Current Reports on Form 8-K filed with the SEC on March 1, 2023, March 3, 2023, and March 17, 2023;
•the portions of our Definitive Proxy Statement on Schedule 14A filed on April 26, 2023 that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and
•The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on December 26, 2000, including any amendment or reports filed for the purpose of updating such description.
You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items) and prior to the termination of the offering will be deemed to be incorporated by reference in this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is an itemized statement of expenses of the Company in connection with the issuance and delivery of the securities being registered hereby, other than underwriting discounts and commissions.

SEC Registration Fee	*
Printing Expenses	**
Nasdaq Listing Fees	**
Trustee Fees and Expenses	**
Rating Agency Fees and Expenses	**
Accounting Fees and Expenses	**
Legal Fees and Expenses	**
Miscellaneous	**
Total	**
*     Deferred in accordance with Rule 456(b) and 457(r).
**    These fees will be dependent on the types of securities offered and number of offerings and, therefore, cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit. Exact Sciences' certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL ("Section 145") provides that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.
Exact Sciences' certificate of incorporation provides that, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, directors of Exact Sciences shall not be personally liable to Exact Sciences or its shareholders for monetary damages for any breach of their fiduciary duty as directors except (i) for any breach of the director's duty of loyalty to Exact Sciences or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a known violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper impersonal benefit. In addition, Exact Sciences’ certificate of incorporation provides that Exact Sciences shall indemnify each person who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, or has agreed to become, one of Exact Sciences’ directors or officers or is or was serving, or has agreed to serve, at Exact Sciences’ request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Exact Sciences, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
All of Exact Sciences’ directors and officers are covered by insurance policies maintained by Exact Sciences against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Exact Sciences pursuant to the foregoing provisions, or otherwise, Exact Sciences has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

Exhibit Number	Exhibit Description

1	Form of Underwriting Agreement*

4.1	Sixth Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.3 to our Registration Statement on Form S-1 (Registration No. 333-48812) filed on December 4, 2000 and incorporated herein by reference)

4.2	Amendment to our Sixth Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 24, 2020 and incorporated herein by reference)

4.3	Sixth Amended and Restated By-Laws of the Registrant, dated January 28, 2022 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 28, 2022 and incorporated herein by reference)

4.4	Specimen certificate representing Registrant's common stock (previously filed as Exhibit 4.1 to our Registration Statement on Form S-1 (Registration No. 333-48812) filed on December 26, 2000 and incorporated herein by reference)

4.5	Form of certificate of designations for preferred stock*

4.6	Indenture dated January 17, 2018, by and between the Registrant and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee (previously filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on January 17, 2018 and incorporated herein by reference)

4.7	Form of Senior Debt Security*

4.8	Form of Subordinated Debt Security*

4.9	Form of Warrant*

5.1	Opinion of K&L Gates LLP as to legality of securities described in base prospectus (filed herewith)

5.2	Opinion of K&L Gates LLP as to legality of securities described in resale prospectus (filed herewith)

23.1	Consent of K&L Gates LLP (contained in Exhibits 5.1 and 5.2)

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)

24	Power of Attorney (included on signature page)

25	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association (filed herewith)

107	Filing Fee Table (filed herewith)
* To be filed, if necessary, with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement

Item 17. Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that the undertakings set forth in subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)     To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.
(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on May 25, 2023.

EXACT SCIENCES CORPORATION

By:	/s/ Kevin T. Conroy
Kevin T. Conroy
President, Chief Executive Officer and Chairman

POWER OF ATTORNEY AND SIGNATURES
Each person whose signature appears below constitutes and appoints Kevin T. Conroy and Jeffrey T. Elliott his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

s/ Kevin T. Conroy	President, Chief Executive Officer and Chairman (Principal Executive Officer)	5/25/2023
Kevin T. Conroy

/s/ Jeffrey T. Elliott	Chief Financial Officer (Principal Financial and Accounting Officer)	5/25/2023
Jeffrey T. Elliott

/s/ Paul Clancy	Director	5/25/2023
Paul Clancy

/s/ D. Scott Coward	Director	5/25/2023
D. Scott Coward

/s/ James E. Doyle	Director	5/25/2023
James E. Doyle

/s/ Pierre Jacquet	Director	5/25/2023
Pierre Jacquet

/s/ Daniel J. Levangie	Director	5/25/2023
Daniel J. Levangie

/s/ Freda Lewis-Hall	Director	5/25/2023
Freda Lewis Hall

/s/ Shacey Petrovic	Director	5/25/2023
Shacey Petrovic

/s/ Kathleen Sebelius	Director	5/25/2023
Kathleen Sebelius

/s/ Katherine Zanotti	Director	5/25/2023
Katherine Zanotti